                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in Registration Statement Nos. 2-84788, 33-22871, 33-23055, 33-33791, 33-40787, 33-53375, 33-58367 and 33-
64115 on Form S-8 and Registration Statement No. 33-47957 on Form S-3 of Becton, Dickinson and Company and the related Prospectuses of our report dated November 7, 1995, with respect to the consolidated financial statements and schedule of Becton, Dickinson and Company included in this Annual Report (Form 10-K) for the year ended September 30, 1995.

                                                 /s/ ERNST & YOUNG LLP
                                                 ------------------------------
                                                 ERNST & YOUNG LLP

Hackensack, New Jersey
December 21, 1995